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                                  EXHIBIT I
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                          (KEY TERM AND CONDITIONS OF
                        POPULAR PLUS FRANCHISEE LOANS)


Lender:               Banco Popular.
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Borrower:             Qualified AFC Franchisees participating in AFC Plus
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                      Program and approved by the Bank.


Loan Amount:          Up to $1,000,000.00 to any one borrower, with a minimum
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                      loan amount of $50,000.00.

Purpose:              To purchase Completed Store(s).
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Term:                 (A) If Completed Store is a leasehold, up to ten (10)
----
                          years

                      (B) If Completed Store is acquired in fee, up to twenty
                          (20) years.

Interest Rate:        (A) If Completed Store is a leasehold:
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                      For first year of loan, interest would be based on the
                      Prime Rate. If loan term is 7 years or less, interest after first year would be based on (1) Prime Rate + 2.00% or (2) Applicable Treasury Rate + 375 basis points. If loan term is more than 7 years, interest after first year would be based on (1) Prime Rate + 2.50% or (2) Applicable
                      Treasury Rate + 400 basis points.

                      (B) If Completed Store is acquired in fee:

                      For first year of loan, interest would be based on the Prime Rate. Thereafter, interest would be based on (1) Prime Rate + 2.50% or (2) Applicable Treasury Rate + 425 basis points.

                      Fixed interest rate will be available for no more than a seven (7) year period.

Payment of Principal
--------------------
and Interest:         Payment of interest only during the first 6 months of the
------------
                      Loan. Thereafter, principal and interest would be paid based on (1) an up to 10-year amortization schedule with respect to loans secured by a leasehold interest and having a term of 7 years or less, (2) an up to 10-year amortization schedule with respect to loans secured by a leasehold

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                      interest and having a term of 7 years or more, and (3) an
                      up to 20-year amortization schedule with respect to loans secured by a fee interest.


Collateral:           First fee or leasehold mortgage on the Completed Store,
                      together with a first priority security interest in all furniture, fixtures and equipment.

Guarantee:            Shareholders/partners/members/principals of borrower to
---------             provide guarantee of payment and performance. AFC to
                      provide guarantee during years 1 and 2 of loan in an amount equal to difference between amount of loan and 20% equity contribution.

Equity Contribution:  5% of purchase price.
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Fees:                 Commitment fee of 50 basis points. Borrower would pay
---- Bank's legal fees and costs of title, appraisal, environmental updates and recording charges.

Additional Documentation: (1)  AFC franchise agreement.
------------------------

                          (2) Remarketing Agreement satisfactory to AFC, borrower and Bank.
                          (3) Lease of Completed Store (if any) with landlord consent to mortgage/assignment.
                          (4)  Year-end financial statements.
                          (5)  Pro-forma income and cash flow statements.
                          (6) Personal financial statements and tax returns of Qualified AFC Franchisee and its members/partners/shareholders/principals
                          (7) Any other due diligence requirements determined by Bank.


Loan Covenants:           (4)  Maintain cash flow coverage ratio of 1.10:1.
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                      (A) Cash flow coverage to be defined as cash flow before
                          debt service divided by debt service; (B) cash flow before debt service to be defined as annual store operating income plus depreciation, amortization and interest expense; and (C) debt service to be defined as total required annual principal and interest expense.

                      (5) Compliance with terms of AFC franchise agreement and Completed Store lease (if any).

                      (6) Other customary terms and conditions applicable to loans of this type, which will be set forth in the Facility One loan documents.

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Miscellaneous:        New York law to govern loan documents other than mortgage,
-------------         which shall be governed by law of state in which Completed
                      Store is located.

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